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                                                                    Exhibit 10.1

                          SANTA MARIA REFINING COMPANY
                                  P.O. Box 1260
                              Santa Maria, CA 93456

                              EMPLOYMENT AGREEMENT

1. NAME:                            Burt Cormany

2. NAME OF THE COMPANY:             Santa Maria Refining Company (SMRC)

3. LOCATION:                        Santa Maria, California

4. JOB TITLE:                       President

5. EFFECTIVE DATE:                  January 1, 1997

6. MAJOR AREAS OF RESPONSIBILITY:

      MANAGEMENT OF
      all Refinery operations including

      o     budgets, cash flow needs and projections
      o     regulatory compliance
      o     CUP achievement
      o     asphalt marketing


7. REPORTING TO:               Ilyas Chaudhary, Chairman of SMRC's
                               Board of Directors

8. COMPENSATION:

     A. $110,000 per annum to be paid on a monthly basis. Compensation for second year of the contract shall be $120,000 per annum
     B.     Standard medical and 401 (K) Plan benefits
     C.     Company vehicle for Company usage
     D.     Bonus at discretion of the management of SPC
     E. The company shall indemnify against any claims while holding the office
     F. Options participation as per management program as approved by SPC Board of Directors

9. TERMINATION NOTICE:         90 days severance upon termination

10. CONTRACT TERM:             2 years from January 1, 1997 to December 31, 998



/s/ BURT CORMANY                        /s/ ILYAS CHAUDHARY
--------------------                   --------------------------
Burt Cormany                           Ilyas Chaudhary - Director
                                       Santa Maria Refining Company

1-29-97                                1-28-97
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Date                                   Date